                                                                         NEWS
                                                                        RELEASE



Neil G. Berkman Associates                                      Company Contact:
1900 Avenue of the Stars
Suite 2850                                                      Dr. Joseph Stach
Los Angeles, CA 90067                                           Chairman & CEO
(310) 277-5162                                               (609) 627-6100



     RF POWER PRODUCTS, INC. (ASE) ANNOUNCES THIRD QUARTER RESULTS



     VOORHEES, NEW JERSEY, September 25, 1998 . . . RF POWER PRODUCTS, INC. (ASE:RFP) announced today a net loss for the third quarter of fiscal 1998 ended August 31, 1998 of $1,341,000, or $0.11 per basic and diluted share, compared to net income of $775,000, or $0.06 per basic and diluted share, last year. Net sales were $4,365,000 compared to $10,117,000 in the same period last year.

     For the nine months ended August 31, 1998, the net loss was $3,048,000, or $0.25 per basic and diluted share, compared to net income of $983,000, or $0.08 per basic and diluted, share last year. Net sales were $17,387,000 compared to $23,771,000 for the same period a year earlier.

     Dr. Joseph Stach, President of RF Power Products, noted that third quarter and year-to-date sales continue to be affected by weakness in the semiconductor capital equipment market.

     On June 2, 1998, RF Power announced that it had agreed to be acquired by Advanced Energy Industries, Inc. (NASDAQ:AEIS). A special meeting of shareholders to consider and vote on the proposed acquisition has been set for October 8, 1998. Solicitation of proxies with respect to the special meeting is made only by means of a proxy statement/prospectus previously mailed to RF Power's shareholders.

     RF Power Products Inc. (http://www.rfpower.com) designs and manufactures radio frequency power systems, matching networks and other peripheral products primarily for original equipment manufacturers in the semiconductor, flat panel display, thin film disc media and analytical instrument markets.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS MAY BE DEEMED TO CONTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO EVENTS, THE OCCURRENCE OF WHICH INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, DEMAND AND COMPETITION FOR THE COMPANY'S SERVICES AND PRODUCTS, AND OTHER RISKS OR UNCERTAINTIES DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.


                                   (table attached)                       #1768

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                              RF POWER PRODUCTS, INC.

                              STATEMENT OF OPERATIONS
                ($ in thousands except for share and per share data)
                                    (unaudited)


                                            Three Months Ended Aug. 31,               Nine Months Ended Aug. 31,
                                        ------------------------------------    ------------------------------------
                                                 Percent            Percent              Percent            Percent
                                          1998   of Sales    1997   of Sales      1998   of Sales    1997   of Sales
                                        -------  --------  -------  --------    -------  --------  -------  --------
Sales                                   $ 4,365    100     $10,117    100       $17,387    100     $23,771    100
Cost of sales                             3,132     72       5,914     58        11,753     68      14,525     61
                                        -------            -------              -------            -------
 Gross margin                             1,233     28       4,203     42         5,634     32       9,246     39
Operating expenses:
 Research and development                 1,234     28       1,412     14         3,919     22       3,274     14
 Sales, general and administrative        1,328     30       1,581     16         4,677     27       4,370     18
 Interest expense, net                       31      1          39      -           105      1          90
                                        -------            -------              -------            -------
                                          2,593     59       3,032     30         8,701     50       7,734     33

Income (loss) before taxes               (1,360)   (31)      1,171     12        (3,067)   (18)      1,512      6
Tax expense (benefit)                       (19)     -         396      4           (19)     -         529      2
                                        -------            -------              -------            -------

Net income (loss)                       $(1,341)   (31)    $   775      8       $(3,048)   (18)    $   983      4
                                        -------            -------              -------            -------
                                        -------            -------              -------            -------

Net income (loss) per share
   Basic                                $ (0.11)           $  0.06              $ (0.25)           $  0.08
   Diluted                              $ (0.11)           $  0.06              $ (0.25)           $  0.08
                                        -------            -------              -------            -------
                                        -------            -------              -------            -------

Average common shares outstanding
   Basic                             12,149,550         12,138,858           12,148,608         12,130,760
   Diluted                           12,149,550         12,412,607           12,148,608         12,264,611
                                     ----------         ----------           ----------         ----------
                                     ----------         ----------           ----------         ----------

SUMMARY BALANCE SHEET

                                                         August 31,          November 30,
                                                            1998                 1997
                                                         ----------          ------------
Current Assets                                            $  8,077             $ 14,230
Net Property Plant & Equipment                               3,366                3,521
Other Assets                                                   225                   70
                                                          --------             --------
  Total Assets                                            $ 11,668             $ 17,821
                                                          --------             --------
                                                          --------             --------

Current Liabilities                                       $  3,366             $  6,144
Long Term Liabilities                                        1,111                1,499
Shareholders' Equity                                         7,191               10,178
                                                          --------             --------
  Total Liabilities & Shareholders' Equity                $ 11,668             $ 17,821
                                                          --------             --------
                                                          --------             --------